UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported):   March 10, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 2360, Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Item 8.01.   Other Events

Life Sciences Research, Inc. (the “Company”) reports the filing of a purported class action lawsuit against the Company in connection with the March 3, 2009 non-binding proposal made by Andrew Baker to acquire all of the outstanding shares of the Company for $7.50 per share (the “Baker Proposal”). The Company obtained a copy of the complaint on March 10, 2009, but to the Company’s knowledge the complaint has not been served on any of the defendants.

The Company’s Board of Directors has established a special committee of independent directors to evaluate the proposal.  The process of considering the Baker Proposal is only in its beginning stages, and consequently the special committee has not made any decisions in respect of the Company’s response, if any, to the proposal.

The lawsuit, which purports to have been filed on March 9, 2009 in Superior Court of New Jersey, Chancery Division, Somerset County, names as defendants Mr. Baker, all other members of the Company’s Board of Directors and the Company.  The complaint alleges, among other things, that the directors breached their fiduciary duties with respect to the Baker Proposal. The Company will respond appropriately to the lawsuit, if served.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel